Exhibit A

Mutual Fund Series Trust

Class I Master Distribution Plan

AMENDMENT Dated November 19, 2018

The Class I Master Distribution Plan has been adopted with respect to the following Funds:

Camelot Premium Return Fund

Camelot Excalibur Small Cap Income Fund

AlphaCentric Hedged Market Opportunity Fund

AlphaCentric Global Innovations Fund

AlphaCentric Small Cap Opportunities Fund

Catalyst Enhanced Income Strategy Fund

AlphaCentric Municipal Opportunities Fund

Mutual Fund Series Trust

By: /s/ Jerry Szilagyi

Jerry Szilagyi, Trustee